EXHIBIT 10.6

                                                                    CONFIDENTIAL

July 15, 1998



                            MEDE AMERICA CORPORATION
                            ------------------------
                  $15,000,000 SENIOR SECURED CREDIT FACILITIES
                  --------------------------------------------
                                COMMITMENT LETTER
                                -----------------

MedE America Corporation
90 Merrick Avenue, Suite 501
East Meadow, NY 11554

Attention: Mr. Richard Bankosky

Ladies and Gentlemen:

Bank of America National Trust and Savings Association ("Bank of America") is pleased to advise you that it is willing, subject to the terms and conditions contained in this letter and in the attached Summary of Terms and Conditions (the "Term Sheet"), to commit up to $15,000,000 of senior secured credit facilities (the "Senior Facilities").

It is agreed that Bank of America will act as the sole and exclusive Administrative Agent for the Senior Facilities. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet) will be paid in connection with the Senior Facilities unless you and we shall so agree.

In addition to the conditions to funding or closing set forth in the Term Sheet, Bank of America's commitment to provide financing hereunder is subject to, among other conditions, (i) the negotiation and execution of a definitive credit agreement (the "Credit Agreement") and other related documentation satisfactory to the Lenders; (ii) there being no material adverse change in the reasonable opinion of Bank of America in the financial condition, business, operations, properties or prospects of the Borrower and its consolidated subsidiaries from the date of the audited financial statements most recently provided prior to the date hereof; (iii) there be no competing offering, placement, or arrangement of any debt securities or bank financing by or on behalf of the Borrower, until the closing of the transaction.

Whether or not the transactions contemplated hereby are consummated, the Borrower hereby agrees to indemnify and hold harmless Bank of America, and their respective directors, officers, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this commitment letter, or the providing of the Senior Facilities, and to reimburse each indemnified person, upon its demand, for any legal or other expenses (including the allocated cost of in-house counsel) incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither Bank of America, nor any of their affiliates, shall be responsible or liable to the Borrower or any other person for any consequential damages which may be alleged.


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MedE America Corporation
July 15, 1998
Page 2

In addition, the Borrower hereby agrees to reimburse Bank of America from time to time upon demand for their reasonable out-of-pocket costs and expenses incurred at any time, including (i) attorneys' fees and allocated costs of internal counsel (without duplication) in connection with the preparation and delivery of the Credit Agreement and all related documents, and (ii) costs and expenses in connection with the negotiation, closing, and enforcement of the Senior Facilities, regardless of whether the Senior Facilities close. The Borrower shall also pay all costs and expenses of the Administrative Agent associated with amendments and other changes to the Credit Agreement, and all costs and expenses of the Lenders in the collection of the obligations of the Borrower (including reasonable attorney's fees and allocated costs of internal counsel).

The terms contained in this letter and the Term Sheet are confidential and, except for disclosure to your board of directors, officers and employees, to professional advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent.

Upon your delivery to us of a signed copy of this letter, this letter shall become a binding agreement under New York law as of the date so accepted. Bank of America's commitment hereunder shall remain in effect until 5:00 p.m. Chicago time, on July 31, 1998 when, if not so accepted, Bank of America's commitment hereunder will terminate. This commitment will expire on September 1, 1998 if the Senior Facilities have not closed on or before that date.

We are pleased to have the opportunity to work with you on this important financing.

Very truly yours,

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:
   ---------------------------
Title: Vice President


ACCEPTED AND AGREED TO:

MEDE AMERICA CORPORATION

THIS_____DAY OF JULY, 1998

By:
   ---------------------------

Title:
      ------------------------

Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------

                       SUMMARY OF TERMS AND CONDITIONS1

                            MEDE AMERICA CORPORATION
                 $15,000,000 SENIOR SECURED CREDIT FACILITIES


BORROWER:         MEDE AMERICA CORPORATION ("MedE" or the "Borrower").

GUARANTORS:       All material  operating  subsidiaries and holding companies of the Borrower.

ADMINISTRATIVE
AGENT: Bank of America National Trust and Savings Association (in such capacity "Bank of America" or "Administrative Agent")

FACILITIES:       Senior Secured Credit Facilities (the "Senior  Facilities") up
                  to $15,000,000 consist- ing of:

                  (1) $7,500,000  2  --  year  senior   secured   non-amortizing
                      revolving credit facility (the "Revolver").

                  (2) $7,500,000 2 -- year senior  secured term loan ("Term Loan
                      A").

LENDERS:          Bank of America.

PURPOSE: The Revolver will be used for working capital and general corporate purposes.

                  The Term Loan A will be used to finance future acquisitions including related fees and expenses.

AVAILABILITY:     The Revolver will be available on a revolving  basis after the closing of the Senior Facilities ("Closing Date") and prior to the maturity thereof.


---------
1 Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Commitment Letter to which this Exhibit A is attached.

Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------

                  Term Loan A may be drawn at any time up to the expiry date, and once repaid may not be reborrowed. Availability under the Term Loan A will be subject to (i) Bank of America's prior written approval of acquisition target in a parallel line of business, (ii) proforma covenant compliance and (iii) both MedE and the acquisition target having Y2K compliant systems.

COVENANTS:        The Company shall be at all times compliant with the following covenants. (i) Debt/EBITDA Maximum 2.0x.

                             (ii) Interest Coverage Minimum 3.0x.

MATURITY DATE:    Two year  anniversary  of the Closing Date,  but no later than
                  October 31, 1998.

MANDATORY
PREPAYMENTS/
COMMITMENT
REDUCTIONS:       Mandatory  prepayments  of Term Loan A will be made from:  (1)
                  100%  of the  net  cash  proceeds  of  permitted  asset  sales
                  (subject   to  a  basket   and   reinvestment   rights  to  be
                  negotiated), (2) 100% of the net cash proceeds from any debt offering, (3) 75% of the net cash proceeds received from the issuance of equity securities and capital contributions, exclusive of the August 1998 IPO. (4) 100% of the net cash proceeds from insurance recovery and condemnation events, subject to certain reinvestment rights to be agreed upon, and
                  (5) 100% of annual excess cash flow (to be defined), provided that so long as no default or event of default exists under the Senior Facilities, such percentage shall be reduced on a basis to be determined based upon the achievement of certain
                  Leverage Ratios to be determined. Each such prepayment of the Term Loan A shall be applied pro rata to the remaining scheduled amortization payments of Term Loan A.

                  In addition, (x) loans under the Revolver will have to be prepaid or cash collateralized, as appropriate, if at any time the outstanding amount thereof ex- ceeds the total commitments for the Revolver and (y) all Term Loan A shall be required to be repaid, and the Revolver will terminate, upon the occurrence of a change of control (to be defined) of the Borrower.

COLLATERAL:       Substantially  similar to that in existing  credit  agreement, including, but not limited to:

                  (1) A first  lien on all the  assets  of the  Company  and its subsidiaries.

                  (2) Stock of all subsidiaries.

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Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------

BORROWING         At the Borrower's option,  interest on borrowings shall accrue
OPTIONS:          on the following indexes plus the applicable spreads.

                  Eurodollar Rate: The Interbank Offered Rate (IBOR) for 1, 2, 3, 6 month dollar deposits as offered by Bank of America to prime international banks in the off-shore dollar market at 11:00 a.m. New York time three business days prior to the borrowing date, adjusted for reserve requirements.

                  Base Rate: The higher of (a) the rate as publicly announced from time to time by Bank of America as its "Reference Rate" or (b) Federal Funds Rate plus one-half of one percent per annum. Any change in the Base Rate shall take effect at the opening of business on the date specified in the public announcement of such change in the case of clause (a) above, or on a daily basis in the case of clause (b) above.

BORROWING RATE:   With respect to Eurodollar Loans, the Eurodollar Rate plus the
                  Applicable Euro- dollar Margin described below. With respect to Base Rate Loans, the Base Rate plus the Applicable Base
                  Rate Margin described below.

                  All amounts outstanding under the Senior Facilities shall bear interest, at the Borrower's option, as follows:

                  A. With respect to the Revolver:

                     (i)  at the Base Rate plus 0.25% per ammum; or

                     (ii) at the Eurodollar Rate plus 1.25% annum;

                  B. With respect to Term Loan A:

                     (i) at the Base Rate plus 0.25% per annum; or

                     (ii) at the Eurodollar Rate plus 1.25% per annum

                  Interest on Base Rate  borrowings  are to accrue base on a 365
                  (6)-day year and actual days elapsed. Interest on Eurodollar borrowings and all fees are to accrue based on a 360-day year and actual days elapsed.

INTEREST PAYMENTS:Interest on Base Rate advances  shall be payable  quarterly in arrears. In the base of Eurodollar Loans, the earlier of the end of each applicable interest period or quarterly in arrears.

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Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------


COMMITMENT FEE:   Commitment Fee equal to 0.50% per annum times the total amount of the Senior Facilities. Commitment Fees shall be payable quarterly in arrears.

DEFAULT RATE:     2.00%  above  the rate  otherwise  applicable  rate of  Senior
                  Facilities.

REVOLVER
DRAWDOWNS:        Revolver  drawdowns are at the Borrower's  option with one day advance  notice  (by 11:00  a.m.  New York time) for Base Rate
                  Loans and three  business  days advance  notice (by 11:00 a.m.
                  New York time) for Eurodollar Loans in minimum amounts to be determined.

VOLUNTARY
PREPAYMENTS:      Base Rate  Loans  may be  prepaid  at any time,  with same day notice (by 11:00 a.m. New York time).  Eurodollar Loans may be prepaid at any time with at least three  business days advance notice (by 11:00 a.m. New York time),  subject to compensating the  Lenders for any  funding  losses and related  expenses in connection  with any  prepayment  made on a day other than the last day of an interest period applicable  thereto.  Voluntary
                  prepayments   shall  be  subject  to  minimum  amounts  to  be
                  determined. Voluntary prepayments of Term Loan A shall be applied to the outstanding Term Loan A and shall be applied to reduce the scheduled amortization payments of each such tranche of Term Loan A.

TERMINATION OR
VOLUNTARY
REDUCTION
OF THE FACILITIES:The Borrower may irrevocably  reduce the commitments under the
                  Revolver in amounts of at least $1,000,000 at any time on three business days advance notice.

DOCUMENTATION:    The Senior  Facilities  will be subject to the  execution of a credit agreement (the "Credit Agreement")  containing suitable
                  provisions   mutually  acceptable  to  the  Borrower  and  the
                  Administrative   Agent,    including,    without   limitation,
                  representations  and  warranties,   conditions   precedent  to
                  effectiveness,   conditions   precedent  to  making  advances,
                  affirmative and negative covenants and events of default, as outlined below.

REPRESENTATIONS
AND WARRANTIES:   Those  customarily  found in  credit  agreements  for  similar financings and such additional  representations and warranties as are appropriate under the circumstances,  including but not limited to  representations  related to  corporate  existence,
                  financial   condition,   litigation,   no  breach,   corporate
                  authority, approvals,

Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------

                  ERISA, taxes, Investment Company Act, credit agreements and other material agreements, investments, compliance with laws and regulations, disclosure, assets, solvency, labor matters, environmental matters, proprietary rights, real property, insurance and Year 2000 compliance.

CONDITIONS TO THE
CLOSING DATE:     Those  customarily  found in  credit  agreements  for  similar financings and such additional conditions as are appropriate under the circumstances, including but not limited to:

                      o    MedE's IPO occurs;
                      o Repayment and cancellation of existing bank credit facilities and other indebtedness;
                      o    All documents and agreements signed and delivered;
                      o    No Event of Default or incipient default;
                      o All representations and warranties are true as of the date of each advance;
                      o    Satisfactory completion of legal due diligence.
                      o No material adverse change in operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries taken as a whole ("Material Adverse Change");
                      o No material adverse effect in the ability of the Borrower to perform their obligations under the Senior Facilities;
                      o    No material adverse litigation

CONDITIONS TO EACH
 ADVANCE (INCLUDING
INITIAL ADVANCE)

                  o  No default of event of default under the Senior Facilities.

                  o  Continued   accuracy  in   all  material  respects  of  the
                     representations and warranties.

                  o Advances under the Term Loan A will be subject to: (i) Bank of America's prior written approval of acquisition target in a parallel line of business, (ii) proforma covenant compliance and (iii) both MedE and the acquisition target having Y2K compliant systems.

AFFIRMATIVE
COVENANTS:        Standard for the Administrative  Agent's similar financing and such others as the  Administrative  Agent deems appropriate in
                  the  context  of  the  proposed  Transaction,   including  the
                  obtaining of interest rate protection in amounts, and for periods, to be determined.

Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------

FINANCIAL
 COVENANTS:       Usual and customary for  transactions  of this type  including but not limited to:

                  1. Maximum Leverage Ratio of 2.0x

                  2. Minimum Interest Coverage Ratio of 3.0x

NEGATIVE
COVENANTS:        Standard for the Administrative  Agent's similar financing and such others as the Administrative Agent deems appropriate in the context of the proposed Transaction, including, but not limited to:

                  o   Year 2000 Compliance required by 8/1/99

                  o Change of control (i.e. Facilities must be reconfirmed in the event that an entity other than WCAS and its affiliates assumes a controlling interest in the Company.)

                  o   Restrictions on lines of business.

                  o   Limitations   on  additional   indebtedness   and  leasing
                      obligations.

                  o   Restrictions on liens.

                  o   Limitations on investments.

                  o Limitations on dividends and repayment of certain other indebtedness.

                  o Restrictions on consolidations, mergers, acquisitions, dissolutions, etc.

                  o   Restrictions on assets dispositions.

                  o   Restrictions on sale-leaseback transactions.

                  o   Loan proceeds not to be used in violation of Regulation U.

                  o   Restrictions on transactions with affiliates.

                  o   Restrictions on the payment of management fees.

EVENTS OF
DEFAULT: Standard for the Administrative Agent's similar financing and such others as the Agent deems appropriate in the context of the proposed Transaction.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCE/
CAPITAL ADEQUACY/
INDEMNITIES:      The  Credit  Agreement  shall  contain  customary   provisions
                  protecting  and  indemnifying  the  Lenders  in the  event  of
                  unavailability  of  funding,   illegality,   increased  costs,
                  capital adequacy charges and funding losses, and shall provide for a withholding tax gross-up, and general indemnification of the Administrative Agent, by the Borrower.

Confidential                                            MEDE AMERICA CORPORATION
--------------------------------------------------------------------------------


EXPENSES:         The Borrower  will pay all costs and expenses  incurred at any
                  time  by  the   Administrative   Agent   (including,   without
                  duplication, reasonable attorney's fees and allocated costs of internal counsel) in connection with the preparation and delivery of the Credit Agreement and all related documents, and in the negotiation, closing, and enforcement of the Facilities, regardless of whether the Facilities close. The
                  Borrower shall also pay all costs and expenses of the Administrative Agent associated with amendments and other changes to the Credit Agreement, and all costs and expenses of the Lenders in the collection of the obligations of the Borrower (including reasonable attorneys' fees and allocated costs of internal counsel).

DOCUMENTATION:    Closing is subject to (among other  conditions  precedent) the receipt by the Administrative Agent and the Lenders of loan documentation in form and substance satisfactory to them.

GOVERNING LAW:    State of New York.

This Summary of Terms and Conditions (the "Term Sheet") does not attempt to describe all of the terms and conditions that would pertain to the Facilities, nor do its terms suggest the specific phrasing of documentation clauses. Instead, it is intended to outline certain points of business understanding around which the Facilities will be structured. The closing of any financial transaction relating to the Facilities would be subject to definitive loan documentation mutually acceptable to the Borrower and the Administrative Agent and would include various conditions precedent, including without limitations the conditions set forth above.